UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TrustCo Bank Corp NY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
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TRUSTCO BANK CORP NY

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 3, 2023
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2023

This Supplement provides updated information with respect to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of TrustCo Bank Corp NY (“TrustCo” or the “Company”) to be held at 10:00 AM, Eastern Time, on Thursday, May 18, 2023, at 6 Metro Park Road, Albany, New York 12205.

On April 3, 2023, the Company filed with the Securities and Exchange Commission a Notice of Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting.  The Company commenced distribution of the Notice and Proxy Statement on or about April 3, 2023.  This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”) at the Annual Meeting and a reduction in the number of directors of the Company from ten to nine.  Please read this Supplement in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On April 27, 2023, the Board withdrew the name of Alejandro M. Sanchez, a director of the Company, from nomination for re‑election to the Board at the Annual Meeting.  Mr. Sanchez’s name was withdrawn following his resignation from his roles as a director of both the Company and Trustco Bank, a subsidiary of the Company, on April 26, 2023. Mr. Sanchez’s resignation was not due to any disagreement with management.  The Board has determined that it will not nominate a replacement director for election to the Board at the Annual Meeting.

Board Determination to Set the Number of Directors as Nine

In light of Mr. Sanchez’s resignation as a director and the withdrawal of Mr. Sanchez’s name as a nominee for re-election to the Board, as well as the Board’s decision not to replace Mr. Sanchez with a new nominee, the Board has approved a reduction in the number of directors that shall constitute the Board from ten to nine, effective immediately.

Voting Matters

If you have already voted by Internet, telephone or mail, you do not need to take any action unless you wish to change your vote.

The nine remaining nominees for election to the Board are named in the Notice and Proxy Statement. Notwithstanding the withdrawal of Mr. Sanchez as a nominee, the proxy card included with the Notice and Proxy Statement remains valid, and no new proxy cards will be distributed.  All proxy cards and voting instructions returned by stockholders will be voted at the Annual Meeting unless revoked, except that any votes cast with respect to Mr. Sanchez will be disregarded because he is no longer standing for re-election.  If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions so that your vote will be counted at the Annual Meeting.

None of the other proposals set forth in the Notice and Proxy Statement, or votes cast thereon, are affected by this Supplement.  Information regarding how to vote your shares, or change your vote, is available in the Proxy Statement.  The Notice and Proxy Statement and this Supplement are available at www.proxyvote.com, as well as at www.trustcobank.com under the Investor Relations tab.  This Supplement is being made available on or about April 27, 2023.